                                                               EXHIBIT 10.17(ii)


- --------------------------------------------------------------------------------

                              Amendment No. 1 to
                         Line of Credit and Guarantee
                            Reimbursement Agreement


                                --------------

                         Dated as of January __, 1994

                                --------------



                                     Among

                              HMH Holdings, Inc.
                                 as Borrower,

                         Marriott International, Inc.
                                  as Lender,

                                      and

              Host Marriott Corporation; HMC Acquisitions, Inc.;
              Host Marriott GTN Corporation; Host La Jolla, Inc.;
           Marriott Properties, Inc.; and Willmar Distributors, Inc.
                                 as Guarantors


- --------------------------------------------------------------------------------

                                   [Form of]
                              AMENDMENT NO. 1 TO
                              LINE OF CREDIT AND
                            GUARANTEE REIMBURSEMENT
                                   AGREEMENT


   This Amendment No. 1 to Line of Credit and Guarantee Reimbursement Agreement (the "Amendment") dated as of January __, 1994 between HMH Holdings, Inc., a Delaware corporation, as borrower, Marriott International, Inc., a Delaware corporation, as lender, and Host Marriott Corporation (formerly Marriott Corporation), a Delaware corporation ("Host Marriott"), as guarantor, HMC Acquisitions, Inc. ("Acquisitions"), a Delaware corporation, as guarantor, and those certain other Subsidiaries of Host Marriott signatory to this Amendment, as additional guarantors.

                                   RECITALS:

   Whereas, the parties hereto, other than Acquisitions, entered into that certain Line of Credit and Guarantee Reimbursement Agreement dated as of October 8, 1993 (the "Original Agreement"); and

   Whereas, the Host Marriott 1994 Common Stock Offering (as defined below) will improve Host Marriott's financial position and enhance the ability of the Host Marriott Parties (as defined below) to perform their obligations under the Original Agreement; and

   Whereas, the mandatory prepayment provisions of the Original Agreement require that 1994 Fiscal Year Net Cash Flow of Holdings (which would include the proceeds of the Host Marriott 1994 Common Stock Offering to the extent not used during such Fiscal Year for purposes permitted under the Original Agreement) be used to repay Advances under the Original Agreement and that requirement may prevent or impair the consummation of said common stock offering; and

   Whereas, the parties hereto have therefore agreed that the proceeds of the Host Marriott 1994 Common Stock Offering may, under the terms and conditions set forth below (including the guarantee by Acquisitions of the Agreement) be contributed to Acquisitions rather than used to repay Advances under the Agreement; and

   Whereas, subject to the terms and conditions set forth below, the parties hereto have agreed to amend the Original Agreement as hereafter provided;

                                   AGREEMENT:

   Now, therefore, it is agreed:


   A. CAPITALIZED TERMS. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Original Agreement.

   B.  SECTION 1.1 AND EXHIBIT A; DEFINED TERMS.


     1. The following defined terms are added to Exhibit A to the Agreement (as defined below):

     "1994 STOCK OFFERING REGISTRATION STATEMENT" means Registration Statement
          No. 33-51707 as filed with the SEC by Host Marriott on December 23, 1993.

     "ACQUISITIONS" means HMC Acquisitions, Inc., a Delaware corporation and a wholly-owned direct Subsidiary of Host Marriott.

     "ACQUISITIONS GROUP" means the group of Persons consisting of Acquisitions and each of its Subsidiaries. The composition of the Acquisitions Group is illustrated on Exhibit F.

     "ACQUISITIONS INVESTMENT" means the Investment in Acquisitions made by Host
          Marriott not later than 45 days after the closing of the Host Marriott 1994 Common Stock Offering in an amount not greater than the Net Proceeds of said offering.

     "ACQUISITIONS RELEASE DATE" means the first date on which Acquisitions has distributed to Host Marriott cumulative cash dividends of not less than the amount of the Acquisitions Investment. Notwithstanding the foregoing, the Acquisitions Release Date shall not occur (and any release or discharge pursuant thereto shall be delayed) until such time as the aggregate principal amount of Advances is less than $280,000,000.

     "AGREEMENT" means this Line of Credit and Guarantee Reimbursement
          Agreement, as amended or otherwise modified from time to time.

     "AMENDMENT" means that certain Amendment No. 1 to the Agreement dated as of the Amendment Date among Marriott International and the Host Marriott Parties.

     "AMENDMENT DATE" means January __, 1994.

     "HOST MARRIOTT 1994 COMMON STOCK OFFERING" means the public offering of up to 17,500,000 shares, plus up to an additional 2,625,000 shares to cover over-allotments, of Host Marriott Common Stock pursuant to the 1994 Stock Offering Registration Statement.

     2. The following defined terms amend and replace the same terms as defined in Exhibit A to the Original Agreement:

     "GUARANTORS" means (a) Host Marriott, (b) Acquisitions, and (c) the
          Subsidiary Guarantors, other than any such Persons whose guarantees have been released pursuant to Article Eight; and the term "Guarantor" means any one of the Guarantors.

     "HOST MARRIOTT GROUP" means the group of Persons consisting of Host
          Marriott and each of its Subsidiaries (and as such on the Amendment Date consists of Holdings, each Hospitality Group Member, each Parent Group Member, each Ventures Group Member, and each Acquisitions Group Member). The composition of the Host Marriott Group as of the Amendment Date is illustrated on Exhibit F.

     "HOST MARRIOTT PARTY" means Holdings, Host Marriott, Acquisitions, and each and every Subsidiary of any of the foregoing that is a party to this Agreement, or later becomes a party pursuant to Article Eight hereof.

     "MARRIOTT INTERNATIONAL OPERATING AGREEMENT" means each agreement between a Host Marriott Group Member and Marriott International or one of its Affiliates (regardless of whether such agreement is termed a management agreement, an operating lease, or otherwise), pursuant to which Marriott International or such Affiliate operates a lodging or senior living facility for such Host Marriott Group Member.

     "MEMBER" means, with reference to the Hospitality Group, the Host Marriott
          Group, the Parent Group, the Ventures Group, or the Acquisitions Group, any Person within such group. See Exhibit F for an illustration of the organizational structure of each such group.

     "PARENT GROUP" means Host Marriott and each of its Subsidiaries other than
          (i) Holdings, (ii) any Member of the Hospitality Group, (iii) any Member of the Ventures Group, and (iv) any Member of the Acquisitions Group. The composition of the Parent Group is illustrated on Exhibit F.

     "RESTRICTED PAYMENT BASKET-PARENT GROUP" means, during any given Fiscal
          Quarter, (A) EBITDA-Parent Group plus (B) all distributions from Holdings to the Parent Group, plus (C) the Net Proceeds of any issuance by Parent Group of any Equity Interest or Preferred Stock (other than the Host Marriott 1994 Common Stock Offering) to the extent such Net Proceeds are not applied to prepay Advances, minus (D) 170 percent of Interest Expense of the Parent Group on a Combined basis plus the aggregate amount of Dividends paid pursuant to clauses
          (C), (D) and (E) of Section 5.2(e)(1), excluding dividends on Permitted PIK Indebtedness; in each case determined on the basis of the prior Fiscal Quarter.

     "SPECIAL PURPOSE SUBSIDIARY" means any Parent Group Member or Acquisitions
          Group Member (other than, in any case, Host Marriott or Acquisitions) the sole assets of which consist of Subject Assets securing Non-Recourse

          Indebtedness permitted under this Agreement (other than de minimis other assets incidental to such Subject Assets).


     C. SECTION 2.5(A); MANDATORY PREPAYMENTS. Section 2.5(a) of the Original Agreement is amended and restated as follows:


      (a) Mandatory Prepayments. During any period in which any Advance is outstanding, not later than forty-five (45) days after the end of (1) the 1994 Fiscal Year, and (2) thereafter, each Fiscal Quarter, Holdings shall prepay, and Host Marriott, Acquisitions, and the Subsidiary Guarantors shall cause Holdings to prepay, any outstanding Advances in an amount equal to the lesser of (A) the Net Cash Flow of Holdings and the Parent Group, determined on a Combined basis, for such Fiscal Year or Fiscal Quarter, as the case may be, or (B) the aggregate outstanding amount of principal and accrued interest on all Advances; provided, however, that Holdings may, at Host Marriott's request, reduce the prepayment required by this paragraph by the amount necessary to allow Host Marriott to maintain a cash reserve of up to (i) $25,000,000 with respect to Fiscal Year 1994, and (ii) $10,000,000 thereafter. The parties hereto acknowledge that the Net Cash Flow, as defined in Exhibit A, of the Parent Group for the 1994 Fiscal Year does not include the Net Proceeds of the Host Marriott 1994 Common Stock Offering to the extent of the Acquisitions Investment.


   D. SECTIONS 4.7 AND 4.8; REPRESENTATIONS AND WARRANTIES AS OF THE AMENDMENT DATE. The following is added as Sections 4.7 and 4.8 of the
Agreement:


     Section 4.7.  Representations and Warranties as of the Amendment Date.
   Each Host Marriott Party (including Acquisitions) represents and warrants that (a) each of the representations and warranties contained in Sections 4.1 through 4.4, inclusive, is true and correct with respect to such Host Marriott Party on and as of the Amendment Date, as though made on and as of such date and (b) no Default or Event of Default has occurred and is continuing on the Amendment Date. Without limiting the generality of the foregoing, each representation made in clause (a) with respect to this Agreement shall be deemed to apply independently to both (i) the Amendment and (ii) the Agreement, as amended by the Amendment.

     Section 4.8. Acquisitions. Host Marriott represents and warrants that as of the Amendment Date (i) Acquisitions is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) Acquisitions is a wholly owned direct Subsidiary of Host Marriott, (iii) Acquisitions has issued no capital stock or Equity Interests other than the [100] shares of no par value common stock owned by Host Marriott, and (iv) said Acquisitions common stock is free and clear of all Liens.


   E. SECTION 5.2(c)(1)(C); CERTAIN PARENT GROUP GUARANTEES. Section 5.2(c)(1)(C) of the Original Agreement is amended and restated as follows:

               (C) (i)  any new Guarantee of obligations of a disadvantaged business enterprise in connection with a Host Travel Plaza contract ("DBE Guarantees").

                  (ii) any new Guarantee of Parent Group Non-Recourse Indebtedness secured by lodging or senior living service properties owned by a Member of the Parent Group and any new Guarantee which supports a Guarantee by Hospitality of Non-Recourse Indebtedness secured by lodging or senior living service properties owned by a Member of the Hospitality Group, in each case where (v) the Maximum Guarantee Exposure of Parent Group Members under such new Guarantee does not exceed 20% of the principal amount of the Indebtedness Guaranteed thereby, (w) the principal amount of the Indebtedness Guaranteed thereby does not exceed 70% of the Fair Market Value of the Subject Assets, as determined on the basis of a then-current appraisal, (x) in the case of a Guarantee supporting a Guarantee by Hospitality, the Parent Group Guarantee can only be drawn upon in the event that Hospitality fails to perform on its Guarantee, (y) such Guarantee is entered into in connection with a Parent Group or, in the case of a Guarantee described in clause (x) only, a Hospitality Group, asset sale or financing that is permitted under this Agreement, and (z) such Guarantee is not a Foreclosure Guarantee.

                 (iii) any new Guarantee of Acquisitions Group Indebtedness where (y) the Maximum Guarantee Exposure of Parent Group Members under such new Guarantee does not exceed 20% of the principal amount of the Indebtedness Guaranteed thereby, and (z) the principal amount of the Indebtedness Guaranteed thereby does not exceed 70% of the Fair Market Value of the Subject Assets, as determined on the basis of a then-current appraisal.

                  (iv) Notwithstanding the foregoing, the aggregate Maximum Guarantee Exposure of Parent Group Members under all Guarantees permitted by this Section 5.2(c)(1)(C), including DBE Guarantees, may not exceed $150,000,000 at any time outstanding.


   F. SECTION 5.2(e)(1)(K); RESTRICTED PAYMENTS, INVESTMENTS, CAPITAL EXPENDITURES--PARENT GROUP. The following is added as Section 5.2(e)(1)(K) of the Agreement:

          (K)  The Acquisitions Investment.

   G. SECTIONS 5.4; COVENANTS PERTAINING TO ACQUISITIONS GROUP. The following is added as Section 5.4 of the Agreement:


       Section 5.4. Covenants pertaining to Acquisitions Group. At all times during the Revolving Credit Period:

       (a) Acquisitions Group Capital Stock.

          (1) Host Marriott shall at all times prior to the Acquisitions Release Date own directly 100% of (and not dispose of any of) the capital stock of Acquisitions.

          (2) Host Marriott and Acquisitions shall not create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the Capital Stock of Acquisitions. Host Marriott and Acquisitions shall not create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the Capital Stock of any other Acquisitions Group Member other than Liens which secure Indebtedness for Borrowed Money of any Acquisitions Group Member.

      (b) Sales, Dispositions, and Financings of Acquisitions Group Assets. Host Marriott and Acquisitions shall not permit the Acquisitions Group to sell, transfer, otherwise dispose of, or finance, whether in a single transaction or a series of related transactions, (A) any Common Stock, Preferred Stock, or Equity Interest owned by any Acquisitions Group Member, or (B) any other asset or property of the Acquisitions Group, unless (x) the Net Proceeds received by the Acquisitions Group are either reinvested in the Acquisitions Group or distributed by dividend to Host Marriott, and (y) in the case of any sale, transfer or disposition, such assets are disposed of for fair value. For purposes of this Section 5.4(b), "reinvested in the Acquisitions Group" includes payments of Indebtedness of Acquisitions Group Members and Investments and Capital Expenditures permitted under subsections
   (1) and (2) of Section 5.4(d).

      (c) Dividends. Host Marriott and Acquisitions shall not permit any Acquisitions Group Member to declare or make any dividend payment or other distribution of assets, properties, cash, rights or obligations or securities on account of any shares of any class of capital stock of, or other ownership interest in, any Acquisitions Group Member to any Person other than the Parent of such Acquisitions Group Member, unless such dividend is paid pro-rata on the basis of the equity ownership of such Acquisitions Group Member to all Persons who hold capital stock, partnership interests, or venture interests, as the case may be, in such Acquisitions Group Member.

      (d) Investments and Guarantees.

          (1) Host Marriott and Acquisitions shall not permit any Acquisitions Group Member to make any Capital Expenditures or Investments other than:

                 (A)  Investments in Cash Equivalents;

                 (B) Investments or Capital Expenditures in any Acquisitions Group Member or any Guarantor (other than any person who becomes a Guarantor pursuant to Section 8.5(d));

                 (C) Investments or Capital Expenditures in any asset or property which is (or will be as a result of such Investment or Capital Expenditure) wholly-owned by the Acquisitions Group or a Guarantor (other than any person who becomes a Guarantor pursuant to Section 8.5(d)); or

                 (D) Other Investments or Capital Expenditures which do not, in the aggregate, exceed an amount equal to $25,000,000 plus the aggregate amount of any distributions received from Investments made pursuant to this Section 5.2(d)(1)(D).

          (2) Host Marriott and Acquisitions also shall not permit any Acquisitions Group Member to make any Capital Expenditure or Investment (other than Investments in Cash Equivalents), whether or not permitted by
      Section 5.4(d)(1), unless such Capital Expenditure or Investment (i) is consistent with the investment objective set forth on page 12 of the 1994 Stock Offering Registration Statement that "[t]he Company expects to use the proceeds from the Offering for acquisition of lodging properties or related assets," (ii) supports the ongoing businesses of the Acquisitions Group at the time such Investment or Capital Expenditure is made, or (iii) is otherwise consistent with the description of the Host Marriott Group's business on the Amendment Date as described under the heading "BUSINESS AND PROPERTIES" in the 1994 Stock Offering Registration Statement.

          (3) Host Marriott and Acquisitions shall not permit any Acquisitions Group Member to enter into any Guarantee other than (A) a Guarantee of the Indebtedness of another Acquisitions Group Member or (B) a Guarantee which replaces all liabilities of Marriott International under an existing Guarantee of Marriott International.

          (4)  Except to the extent of any recourse which is permitted under
      Section 5.2(c), Host Marriott and Acquisitions shall cause any instrument evidencing any Indebtedness of any Acquisitions Group Member with a principal amount, or Guarantee Exposure, as the case may be, in excess of $1,000,000 to contain an unqualified statement that neither Host Marriott nor any of its subsidiaries, other than the applicable Acquisitions Group Member(s), is liable thereon.

      (e) Outstanding Advances in Excess of $450 Million.

          (1) Within forty-five (45) days after the end of any Fiscal Quarter at any time during which the aggregate principal balance of outstanding Advances exceeds $450,000,000, (A) Acquisitions shall dividend to Host Marriott an amount in cash equal to 100% of Acquisitions Group Net Cash Flow for such Fiscal Quarter (plus any portion of the Acquisition Investment which, at the end of such Fiscal Quarter, remains held by any Acquisitions Group Member in the form of cash or Cash Equivalents) and (B) Host Marriott and Holdings shall cause the outstanding Advances to be prepaid by such amount. Any prepayment pursuant to this paragraph shall be in addition to any prepayment required under Section 2.5(a).

          (2) At any time during which the aggregate principal balance of outstanding Advances exceeds $450,000,000, no Acquisitions Group Member may make any Investment or Capital Expenditures other than: (A) expenditures that would fall within the definition of Existing Unit Expenditures if that definition were made applicable to the Acquisitions Group, or (B) any dividend permitted under Section 5.4(c) or required under Section 5.4(e)(1).

      (f) Transactions with Affiliates. Host Marriott and Acquisitions shall cause each Acquisitions Group Member to conduct all transactions otherwise permitted under this Agreement with any Affiliate of any Acquisitions Group Member on Commercially Reasonable Terms. For purposes of this paragraph, "Commercially Reasonable Terms" means, (i) if applicable, on terms comparable to those afforded generally by Host Marriott Group Members to parties that are not Affiliates, or (ii) in all other cases, on terms which are commercially reasonable from the standpoint of the applicable Acquisitions Group Member (including a requirement that any goods or services provided are to be paid for on a timely basis at an amount in excess of the provider's variable cost).


   H.  SECTION 6.1;  EVENTS OF DEFAULT.


       1. Section 6.1(c) of the Original Agreement is amended and restated as follows:

          (c) Any Host Marriott Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(a), Section 5.1(b),
      Section 5.2, or Section 5.4 at any time during the Revolving Credit
      Period.

      2. All references to "Holdings or any Parent Group Member" in Sections 6.1(e) and 6.1(g) of the Original Agreement shall be replaced with "Holdings, any Parent Group Member or any Acquisitions Group Member."

      3. The reference to "Host Marriott, Holdings, or any other Parent Group Member" in the first line of Section 6.1(f) shall be replaced with "Host Marriott, Holdings, Acquisitions, or any other Parent Group or Acquisitions Group Member."

      I. SECTION 6.2(C); CERTAIN REMEDIES. Section 6.2(c) of the Original Agreement is amended and restated as follows:

      (c) By notice to Host Marriott, require the Net Cash Flow of (i) all Parent Group Members and Acquisitions on a Combined basis, and/or (ii) all Hospitality Group Members on a Consolidated basis, to be directed and utilized in accordance with Section 6.4.


      J. SECTION 6.4(A); UTILIZATION OF PARENT GROUP AND ACQUISITIONS GROUP NET CASH FLOW DURING DEFAULT. The first paragraph of Section 6.4(a) of the Original Agreement is amended and restated as follows:

      (a) Parent Group Net Cash Flow. From the occurrence and during the continuation of an Event of Default, Marriott International may, by notice to Host Marriott, direct that all Parent Group and Acquisitions Group Combined Net Cash Flow (plus, without duplication, any portion of the Acquisitions Investment which at such time remains held by any Acquisitions Group Member in the form of cash or Cash Equivalents) be provided to Marriott International (in accordance with the provisions of Section 2.5(a), but whether or not any Advances are outstanding, and on a quarterly basis even if prior to Fiscal Year 1995) to be held in trust for the benefit of Host Marriott and Holdings and utilized on behalf of Host Marriott and Holdings as follows:


      K.  SECTION 8.6; GUARANTEE BY ACQUISITIONS.  The following is added as
Section 8.6 of the Agreement:

      Section 8.6.  Guarantee by Acquisitions.

      (a) Acquisitions confirms and agrees that, as of the Amendment Date, it shall constitute a Guarantor, but not a Subsidiary Guarantor or an Additional Subsidiary Guarantor, for all purposes under this Agreement. Without limiting the generality of the foregoing, the release provisions of Section
   8.5 are not available to Acquisitions. In addition, Acquisitions and Marriott International each confirms that it is the intention of both such parties that the guarantee by Acquisitions pursuant to Section 8.1(a) and this
   Section 8.6(a) not constitute a fraudulent transfer or conveyance for purpose of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, Marriott International and Acquisitions hereby irrevocably agree that the obligations of Acquisitions under its guarantee set forth in Section 8.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of Acquisitions and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or result in the obligations of Acquisitions under such guarantee not constituting such a fraudulent transfer or conveyance.

      (b) Without any further notice or action being required by any Person, Acquisitions shall be fully and unconditionally released and discharged from all obligations under its guarantee on the Acquisitions Release Date.

      (c) At the request of Holdings, Marriott International shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to Holdings evidencing and further implementing any release and discharge pursuant to the foregoing provision. If Host Marriott desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such release and discharge as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such release and discharge, as specified in the definition of Acquisitions Release Date.


   L. EXHIBIT E; REPORTING REQUIREMENTS. The following additional reporting requirements are added to Exhibit E to the Original Agreement:

      X.  REPORTS PERTAINING TO ACQUISITIONS.

          A. As soon as available and in any event within 105 days after the end of each Fiscal Year (or, if such 105th day is not a Business Day, on the next succeeding Business Day), (1) a condensed Consolidated balance sheet of the Acquisitions Group, (2) condensed Consolidated statements of income and detailed Net Cash Flows, with supporting backup of key line items, of the Acquisitions Group for such Fiscal Year, setting forth the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified by a Financial Officer of Host Marriott as having been prepared in accordance with generally accepted accounting principles consistently applied (except to the extent required or permitted by changes in generally accepted accounting principles).

          B. Quarterly financial statements or reports pertaining to Acquisitions, the Acquisitions Group or any Acquisitions Group Member to the extent and at the time any such statements or reports may be provided to any third party.

          C. At any time during which the aggregate principal balance of outstanding Advances equals or exceeds $450,000,000:

             1. statements and reports pertaining to Acquisitions and the
                Acquisitions Group of the type described in, and within the time periods specified by, Sections II and III of this Exhibit E; and

             2. as soon as available and in any event within 60 days after the end of each of Fiscal Year (or if such day is not a Business Day, on the next succeeding Business Day), a calculation of the reduction of Indebtedness required under Section 5.4(e)(1)(B).

   M. EXHIBIT F; ORGANIZATIONAL STRUCTURE. Exhibit F to the Original Agreement is deleted and replaced with Exhibit F to this Amendment.


   N. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when (such date, the "Amendment Effective Date"), and only when:

       1. Marriott International shall have received (i) an original of this Amendment fully executed by all Persons who are Host Marriott Parties as of the Amendment Effective Date, (ii) certified copies of the resolutions of the Board of Directors of each such Host Marriott Party which authorize such Host Marriott Party to enter into this Amendment, and (iii) an opinion of counsel dated as of the Amendment Date substantially the form attached hereto as Exhibit D-1;

       2. Holdings shall have received (i) an original of this Amendment fully executed by Marriott International, (ii) a certified copy of the resolutions of the Board of Directors of Marriott International which authorize Marriott International to enter into this Amendment, and (iii) an opinion of counsel dated as of the Amendment Date substantially the form attached hereto as Exhibit D-2; and

       3. The Host Marriott 1994 Common Stock Offering shall have been consummated.

   O. REFERENCE TO AND EFFECT ON THE AGREEMENT. On and after the occurrence of the Amendment Effective Date each reference in the Original Agreement to "This Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Original Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Marriott International nor constitute a waiver of any provision of the Agreement.

   P. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   Q. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Maryland.

   In witness whereof, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the Amendment Date.


LENDER:                              BORROWER:

Marriott International, Inc.         HMH Holdings, Inc.


By:                                  By:
   -----------------------------        -----------------------------
   Vice President                       Vice President


                                     GUARANTORS:

                                     Host Marriott Corporation


                                     By:
                                        -----------------------------
                                        Vice President


                                     HMC Acquisitions, Inc.


                                     By:
                                        -----------------------------
                                        Vice President


                                     SUBSIDIARY GUARANTORS:

                                     Host Marriott GTN Corporation
                                     Host La Jolla, Inc.
                                     Marriott Properties, Inc.
                                     Willmar Distributors, Inc.


                                     By:
                                        -----------------------------
                                        Vice President of each of the
                                        Subsidiary Guarantors listed above

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